EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Graham Douglas, the Chief Executive Officer and Chief Financial Officer, of FormCap Corp. (the “Company”),  certify,  pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report on Form 10-Q for the period ended June 30, 2013, fully complies with the  requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the  information  contained in the Quarterly Report on Form 10-Q fairly  presents,  in all material  respects,  the  financial  condition  and result of  operations of the Company.

/s/ Graham Douglas

Graham Douglas
President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Date:  August 14, 2013